UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2013

          First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 Philadelphia Street, Indiana, PA	15701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:(724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 27, 2013, Robert E. Rout, Executive Vice President and Chief Financial Officer of First Commonwealth Financial Corporation (the “Company”), notified the Company of his intention to retire on March 31, 2014. The Company issued a press release on November 29, 2013 announcing Mr. Rout’s retirement. A copy of the press release is furnished with this Current Report as Exhibit 99.1 and incorporated herein by reference.

In connection with Mr. Rout’s retirement, the Company and Mr. Rout have entered into a Retirement and Transition Services Agreement under which Mr. Rout has agreed to provide transition services as an independent contractor following his retirement at the rate of $200 per hour. The Company has agreed to pay Mr. Rout any amount that he earns under the Company’s 2013 Annual Incentive Plan and to pay Mr. Rout a prorated award under the Company’s Annual Incentive Plan for 2014 upon his retirement. The Company has also agreed to vest 8,250 of the 11,000 shares of time-vesting restricted stock issued to Mr. Rout under the Company’s 2012-2014 Long-Term Incentive Plan (“2012-14 LTIP”), and to pay Mr. Rout cash in satisfaction of his outstanding performance-based share awards under the 2012-14 LTIP based the prorated value of the number of shares that would have been issued under that plan at the “Target” level of performance. The amount to be paid in respect of the 2012-14 LTIP performance share award will be determined based upon the value of 8,250 shares using the closing price of the Company’s stock on February 7, 2014, the last day of current term of Mr. Rout’s employment agreement. If Mr. Rout elects continuation of coverage under the Company’s group medical plan in accordance with the COBRA, the Company has agreed to pay the premium cost of continued coverage for up to 18 months after Mr. Rout’s employment terminates. The Company has also agreed to pay Mr. Rout $54,000 in a single sum upon his retirement. In consideration for these payments and benefits, Mr. Rout has agreed to execute a General Release of Claims in favor of the Company upon his retirement and to abide by the non-disclosure, non-competition and non-solicitation covenants under his current employment agreement. A copy of the Retirement and Transition Services Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.    Description

10.1	Retirement and Transition Services Agreement dated November 29, 2013 by and between First Commonwealth Financial Corporation and Robert E. Rout.
99.1	Press release dated November 29, 2013 announcing retirement of Robert E. Rout.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2013            FIRST COMMONWEALTH FINANCIAL CORPORATION
(Registrant)

By:     /s/ Matthew C. Tomb
Matthew C. Tomb
Executive Vice President, Chief Risk Officer
and General Counsel